Exhibits 5.2 and 23.2

OPINION OF DPL INC. GENERAL COUNSEL

May 29, 2015

DPL Inc.

1065 Woodman Drive

Dayton, Ohio 45432

Re:  DPL Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

I am the General Counsel and Secretary of DPL Inc., an Ohio corporation (“DPL”), and am acting as counsel to DPL in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by DPL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance by DPL of up to $200,000,000 aggregate principal amount of its 6.75% Senior Notes due 2019 (the “New Notes”). The New Notes will be offered by DPL in exchange for $200,000,000 aggregate principal amount of its outstanding 6.75% Senior Notes due 2019, which have not been registered under the Securities Act.  The New Notes will be issued pursuant to an Indenture dated as of October 6, 2014, as supplemented from time to time,  between U.S. Bank National Association and DPL.  All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

 In rendering my opinions expressed below, I  have examined such certificates, corporate and public records, instruments and other documents and reviewed such matters of law as I have considered necessary and appropriate.  In my examination of the foregoing, I have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity and completeness of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, (v) the authenticity and completeness of the originals of such latter documents, and (vi) that each certificate, record, instrument and other document issued by any governmental authority is accurate and complete.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

1.DPL is validly existing as a corporation in good standing under the laws of the State of Ohio and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease or operate its properties and to issue the New Notes.

DPL Inc. Registration Statement on Form S-4

May 29, 2015

2.DPL has duly authorized the issuance of the New Notes.

My opinion as to the valid existence and good standing of DPL set forth in paragraph 1 above is based solely on my review and examination of the certificate issued by the Ohio Secretary of State regarding the legal existence and corporate good standing of DPL in the State of Ohio.

I am a member of the bar of the State of Ohio and my opinion is limited to the laws of the State of Ohio.

This opinion letter has been prepared for use in connection with the Registration Statement and may not be relied upon for any other purpose.  This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

The opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

I hereby consent to reliance on this opinion letter and the opinions provided herein by Davis Polk & Wardwell LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement.

        I hereby consent to the references in the Registration Statement to my name and my position as General Counsel and Secretary of DPL under the caption “Validity of Securities”, and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Judi L. Sobecki

General Counsel and Secretary

DPL Inc.